UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2009

INSMED INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

0-30739	54-1972729
(Commission File Number)	(IRS Employer Identification No.)

8720 Stony Point Parkway, Suite 200, Richmond, Virginia	23235
(Address of Principal Executive Offices)	(Zip Code)

(804) 565-3000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5—Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers: Election of Directors, Appointment of Principal Officers.

On May 20, 2009 pursuant to the recommendations of the Compensation Committee of the Company following a review of directors’ compensation by an outside firm specializing in compensation matters, the Board of Directors of Insmed Incorporated unanimously approved the following compensation for non-employee directors, effective with the 2009 Annual Meeting:

The annual retainer for board members is $25,000.

The chair of each of the independent committees receives an additional annual retainer as follows:
$10,000 annual retainer for the Chairman of the Audit Committee
$5,000 annual retainer for the Chairman of the Compensation Committee
$5,000 annual retainer for the Chairman of the Nominations & Governance Committee

The annual equity grant to each director is $25,000 of the Company’s Restricted Stock valued at the closing price on the day of the Annual Shareholders meeting and vesting one year from the date of the grant.

All other components of directors’ compensation remain the same as in prior years.

The information contained herein, including the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insmed Incorporated

Date: May 22, 2009
By: /s/ Kevin P. Tully
Name: Kevin P. Tully C.G.A.,
Title: Executive Vice President & Chief Financial Officer